UNITED STATES
                      SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON  D.C.  20549

                                    FORM  S-8

         REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933

                                FTS  GROUP,  INC.

         (Exact  name  of  registrant  as  specified  in  its  charter)

                  NEVADA                             84-1416864
                 ---------                           ----------
     (State  or  other  jurisdiction                  (IRS  Employer
     of  incorporation  or  organization)          Identification  No.)

               1049c  Oxford  Valley  Rd.,  Levittown,  PA,  19057
                            Telephone:  215-943-9979
                                 --------------
    (Address,  Including  Zip Code and Telephone Number, of Principal Executive
                                    Offices)

                        CORPORATE CONSULTING AGREEMENTS
                            (Full  Title  of  the  Plan)

                                Scott  Gallagher
      Chairman  of  the  Board,  Chief  Executive  Officer  and  President
                           1049c  Oxford  Valley  Road
                         Levittown,  Pennsylvania  19057
                           Telephone:  (215)  943-9979
                    (Name,  Address  and  Telephone  Number,
                including  Area  Code,  of  Agent  for  Service)

                         CALCULATION OF REGISTRATION FEE




Title of each                       Proposed maximum  Proposed maximum    Amount
Class of securities   Amount to be  offering price    aggregate offering  of registration
To be registered      registered    per share         price               fee

Common Stock,
..001 Par Value      2,030,000        $0.145           $294,350          $34.64

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) The price of $0.14 per share, which was the average of the high and low prices of the Registrant's Common Stock, as reported on the Over-The-Counter Bulletin Board on January 5, 2005 is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

                                     PART  I

           INFORMATION  REQUIRED  IN  THE  SECTION  10(a)  PROSPECTUS

ITEM  1.     PLAN  INFORMATION

     Pursuant to the Note to Part I of the Form S-8, the information required by
Part  I  is  not  filed  with  the  Securities  and  Exchange  Commission.

ITEM  2.     REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

     The Registrant will provide without charge to each person to whom a copy of a Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to FTS GROUP, INC., 1049c Oxford Valley Road, Levittown, Pennsylvania 19057.

                                     PART  II
               INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are incorporated by reference in this registration statement.

     a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, as amended, filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB, as amended, referred to in (a) above.

     c) The description of the common stock, $.001 par value per share (the "Common Stock") of the Registrant is contained in the Registrant's annual report on Form 10-KSB.

    All documents filed by the Registrant pursuant to Section 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES

     Not  applicable.  The class of securities to be offered is registered under
Section  12  of  the  Exchange  Act.

ITEM  5.     INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

No expert or counsel will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director or officer or employee of registrant. Nor does any expert or counsel have any contingent based agreement with us or any other interest in or connection to us.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Article VII in the Registrant's Articles of Incorporation provides that the Registrant shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any legal proceeding against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts of omissions prior to such repeal or modification.

Article 7.1 of the Registrant's By-Laws provides that the Registrant shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any proceeding (as hereinafter defined) against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding.

Under the foregoing provisions of the Registrant's Articles of Incorporation and By-Laws, each person who is or was a director or officer shall be indemnified by the Registrant to the full extent permitted or authorized by the General Corporation Law of Nevada. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of FTS Group, such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

             Not  applicable.

ITEM  8.     EXHIBITS

Exhibit  No.  Description
------------  -----------

5.1   Opinion  of  Amy  Trombly,  Esq.

23.1  Consent  of  R.  E.  Bassie  and  Co.

23.2  Consent  of  Counsel  (included  in  Exhibit  5  hereto).

99.1 Consulting Agreement between the Registrant and Pablo Oliva dated October 26, 2004.

99.2 Consulting Services Agreement between the Registrant and Ted Smith dated October 26, 2004.

ITEM  9.     UNDERTAKINGS

(a)     The  Registrant  hereby  undertakes:

     1. To file, during any period in which it offers or sells securities are being made, a post-effective amendment to this registration statement to:

          (i) Include any additional or changed material information with respect to the plan of distribution.

     2. For determining liability under the Securities Act of 1933, that each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities
Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Levittown State of Pennsylvania on the 11th day of January, 2005.

                              FTS  GROUP,  INC.


                              By:  /s/  Scott  Gallagher
                              --------------------------
                              Scott  Gallagher
                              Chairman of the Board, Chief Executive Officer and President

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

                     TITLE                                DATE
                     -----                                ----

/s/  Scott  Gallagher
-------------------------
Chairman  of  the  Board,                      January  11,  2005
Chief  Executive  Officer,
and  President

/s/  Linda  Ehlen                              January  11,  2005
-----------------
Linda  Ehlen
Chief  Financial  Officer,
Director

/s/  David  Rasmussen                          January  11,  2005
-----------------------
David  Rasmussen
Director